CUSIP NO 344067 1 03                     13G                  PAGE 3 OF 4 PAGES

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EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1 (f) (1) under the Securities and Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respects to the ownership by each of the undersigned of shares of Flycast Communications Corporation.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        Executed this 12th day of February, 2001

Dated:  February 12, 2001

        Charles River Partnership VIII Limited Partnership
        By:  Charles River VIII GP Limited Partnership

                By:     /s/ Richard M. Burnes, Jr.
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                        Richard M. Burnes, Jr.
                        Authorized General Partner

        Charles River VIII GP Limited Partnership

                By:     /s/ Richard M. Burnes, Jr.
                        -----------------------------
                        Richard M. Burnes, Jr.
                        Authorized General Partner

                /s/ Richard M. Burnes, Jr.
                -----------------------------
                Richard M. Burnes, Jr.

                /s/ Ted R. Dintersmith
                -----------------------------
                Ted R. Dintersmith

                /s/ Michael J. Zak
                -----------------------------
                Michael J. Zak